UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CARPENTER TECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 11, 2016

The following information relates to the Proxy Statement of Carpenter Technology Corporation dated September 19, 2016, which was provided to stockholders in connection with the solicitation of proxies by Carpenter’s Board of Directors for the 2016 Annual Meeting of Stockholders and any postponement or adjournment thereof. The Annual Meeting will be held on October 11, 2016, at 11:00 a.m. Eastern Daylight Time, at the Pyramid Club, 1735 Market Street, Philadelphia, Pennsylvania. All capitalized terms used in this Supplement and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.

Supplemental Disclosure Concerning Proposal 4

The purpose of this Supplement is to provide updated information about the terms of the amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees (the “Omnibus Plan”), which stockholders have been asked to approve as Proposal 4 described in the Proxy Statement.

Outstanding Awards and Remaining Share Availability. The following table provides certain additional information regarding the Omnibus Plan and the Stock-Based Compensation Plan for Non-Employee Directors (which provides for issuance of stock options, stock units and performance units) (the “Non-Employee Director Plan”), as of August 12, 2016.

Total shares remaining (all plans)	682,386
Omnibus Plan	74,385
Non-Employee Director Plan	608,001

Total awards outstanding (all plans/awards)	3,262,850
Stock Options	2,534,308
Weighted average exercise price	$41.95
Weighted average remaining term	7.6 years
Full-Value Awards (Time- and Performance-Based)	728,542

Common shares outstanding (as of the record date)	46,613,046

Amendment to Omnibus Plan. On September 26, 2016, Carpenter amended the terms of the Omnibus Plan. The amendment, which was effective as of August 9, 2016, provides that in determining the maximum number of shares of common stock that may be available for awards under the Omnibus Plan, each share subject to a restricted stock grant, restricted stock unit award or other full value award, shall be counted against the pool of shares reserved for issuance under the Omnibus Plan as two and one-half (2.5) shares and each share of common stock issued pursuant to an option award under the Omnibus Plan shall be counted as one (1) share.  This amendment applies to the additional shares for which shareholder approval is sought, as well as all shares currently available for grant under the Omnibus Plan.

The complete text of the amendment to the Omnibus Plan has been filed with the SEC as Exhibit A to this Supplement. The Omnibus Plan, as so amended, will be presented for stockholder approval at the Annual Meeting. All votes cast with respect to Proposal 4 will constitute a vote on the Omnibus Plan, as amended.

This Supplement is first being made available to stockholders on or about September 27, 2016, and should be read together with the Proxy Statement as it contains important additional information. The information contained herein supplements any information contained in the Proxy Statement.

EXHIBIT A

FIRST AMENDMENT TO THE

CARPENTER TECHNOLOGY CORPORATION

STOCK-BASED INCENTIVE COMPENSATION PLAN

FOR OFFICERS AND KEY EMPLOYEES

THIS FIRST AMENDMENT is made as of the 9th day of August 2016, by Carpenter Technology Corporation, a corporation duly organized under the laws of the state of Delaware (the “Company”).

INTRODUCTION

The Company maintains the Stock-Based Incentive Compensation Plan for Officers and Key Employees (the “Plan”), which was last amended and restated August 9, 2016.

The Company reserved the right to amend the Plan pursuant to Section 10.1 thereof.

The Company wishes to amend the Plan to provide for a fungible plan design in counting the maximum number of shares that may be issued under the Plan.

NOW THEREFORE, the Plan is amended, effective as of August 9, 2016, by adding the following sentence after the first sentence of Section 5.1:

“Notwithstanding the foregoing, in determining the number of shares of Common Stock available for Awards under the Plan, a share of Common Stock subject to an award of Restricted Stock, Restricted Stock Unit, or any other full value share award shall count against the number of shares available for Awards under the Plan as two and one-half (2.5) shares of Common Stock and a share of Common Stock subject to an Option shall count against the number of shares available for Awards under the Plan as one (1) share of Common Stock.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

CARPENTER TECHNOLOGY CORPORATION
By:
Print Name:
Title: